PagerDuty Announces First Quarter Fiscal 2026 Financial Results

First quarter revenue increased 8% year over year to $120 million
Annual Recurring Revenue ("ARR") grew 7% year over year to $496 million
First quarter loss from operations was $10 million; non-GAAP operating income was $24 million

SAN FRANCISCO – (BUSINESS WIRE) – May 29, 2025 – PagerDuty, Inc. (NYSE:PD), a leader in digital operations management, today announced financial results for the first quarter of fiscal 2026, ended April 30, 2025.

“While purposefully driving our enterprise transformation, PagerDuty delivered revenue at the top of our guidance range and a non-GAAP operating margin exceeding our guidance by 500 basis points,” said Jennifer Tejada, Chairperson and CEO, PagerDuty. “We are focused on driving value by scaling our enterprise sales and services, while advancing the Operations Cloud with powerful AI agents. As we continue to innovate, we’re confident in our ability to expand our total addressable market and capture the significant enterprise opportunity ahead."

First Quarter Fiscal 2026 Financial Highlights

•Revenue was $119.8 million, an increase of 7.8% year over year.
•Loss from operations was $10.3 million; operating margin was negative 8.6%.
•Non-GAAP operating income was $24.4 million; non-GAAP operating margin was 20.3%.
•Net loss per share attributable to PagerDuty, Inc. common stockholders was $0.07.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.24.
•Net cash provided by operating activities was $30.7 million; free cash flow was $29.0 million.
•Cash, cash equivalents, and investments were $597.1 million as of April 30, 2025.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between GAAP and non-GAAP financial information.

First Quarter and Recent Highlights

•ARR as of April 30, 2025 grew 7% year over year to $496 million.
•Customers with ARR over $100 thousand grew 5% to 848 as of April 30, 2025, compared to 811 as of April 30, 2024.
•Dollar-based net retention rate was 104% as of April 30, 2025, compared to 106% as of April 30, 2024.
•Total paid customers were 15,247 as of April 30, 2025, compared to 15,120 as of April 30, 2024.
•Free and paid customers totaled more than 32,000 as of April 30, 2025, representing approximately 9% growth since April 30, 2024.
•Remaining performance obligations were $430 million as of April 30, 2025. Of this amount, the Company expects to recognize revenue of approximately $302 million, or 70%, over the next 12 months with the balance to be recognized as revenue thereafter.
•Achieved FedRAMP Low Authorization, demonstrating PagerDuty’s adherence to stringent federal security requirements.
•Announced PagerDuty’s latest release of the Operations Cloud Platform, including its upcoming agentic artificial intelligence ("AI") functionality across the platform.
•Announced Strategic Collaboration Agreement with Amazon Web Services to help organizations become more automated and operationally resilient.
•Released an international survey revealing how organizations are moving beyond generative AI to implement agentic AI for greater automation, operational efficiency, and business impact.
•Won numerous awards including being named as one of the 20 Hottest AI Cloud Companies by CRN and its list of 2025 CRN AI 100, winner for Best DevOps Cloud Services and Best AIOps/MLOps Tool by the Computing DevOps Excellence Awards 2025, and 2025 BuiltIn Most Disruptive Leaders in the Artificial Intelligence Industry.
•Recognized as 2025 Inspiring Workplaces Finalist in Asia, Australia/New Zealand, Europe, Latin America, North America, and UK/Ireland.
•Appointed Donald Carty as a new member to the Board of Directors.
•Engaged with thousands of customers during PagerDuty on Tour in four global cities, including London, Sydney, Tokyo, and San Francisco.
•Lands and expands include: Anduril, Inc., Anthropic PBC, DoorDash, Inc., Fujitsu Limited, Scale AI, Inc. and Worldline SA.

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Financial Outlook

For the second quarter of fiscal 2026, PagerDuty currently expects:

•Total revenue of $122.5 million - $124.5 million, representing a growth rate of 6% - 7% year over year.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.19 - $0.20 assuming approximately 94 million diluted shares and a non-GAAP tax rate of 22%.

For the full fiscal year 2026, PagerDuty currently expects:

•Total revenue of $493.0 million - $499.0 million (compared to the previous guidance of $500.0 million - $507.0 million), representing a growth rate of 5% - 7% year over year.
•Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders of $0.95 - $1.00 (up from $0.90 - $0.95) assuming approximately 93 million diluted shares and a non-GAAP tax rate of 22%.

These statements are forward-looking and actual results may differ materially. Please refer to the section titled "Forward-Looking Statements" below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders to GAAP net loss per share attributable to PagerDuty, Inc. common stockholders because certain reconciling items such as stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, restructuring costs, gains or losses on extinguishment of convertible senior notes, shareholder matters, adjustment attributable to redeemable non-controlling interest, and income tax effects and adjustments are out of PagerDuty's control or cannot be reasonably predicted. Accordingly, such reconciliation is not available without unreasonable effort. However, it is important to note that these reconciling items could have a significant effect on PagerDuty's future GAAP results.

Conference Call Information

PagerDuty will host a conference call and live webcast (Zoom meeting ID 991 4397 7754) for analysts and investors at 2:00 p.m. Pacific Time on May 29, 2025. For audio only, the dial-in number 1-312-626-6799 may be used. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s LinkedIn account (https://www.linkedin.com/company/482819), X (formerly Twitter) account @pagerduty, the X account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Forward-Looking Statements

This press release and the related webcast contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial and operational performance and outlook, and strategies, objectives, opportunity, expectations and market positioning. Words such as “expect,” “extend,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “accelerate,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks and other factors detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 17, 2025. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to achieve and maintain future profitability; our ability to sustain and manage our growth; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; the impact of seasonality on our business; our ability to adapt and respond effectively to rapidly developing technology; our ability to effectively develop and expand our marketing and sales capacities; our ability to enhance and improve our platform or develop new functionality or use cases; the effect of unfavorable conditions in our industry or the global economy, or reductions in information spending, on our business and results of operations; adverse consequences that could arise as a result of international trade policies, including tariffs, sanctions and trade barriers; the accuracy of our estimates of market opportunity and forecasts of market growth; our assumptions and limitations to which ARR and certain other operational data are subject that may cause such metrics to not provide an accurate indication of actual performance or future results; adverse consequences that could result from any compromise of our information technology systems or those of third parties with whom we work or our data; adverse consequences that could result from any interruptions or delays in performance of our service; and our ability to maintain the compatibility of our platform with third party applications that our customers use in their businesses.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release and the related webcast represent our views as of the date of this press release and the related webcast . We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release and the related webcast.

About PagerDuty, Inc.

PagerDuty, Inc. (NYSE:PD) is a global leader in digital operations management. The PagerDuty Operations Cloud is an AI-powered platform that empowers business resilience and drives operational efficiency for enterprises. With a generative AI assistant at its core, PagerDuty empowers teams to detect and resolve issues in real time, orchestrate complex workflows, and drive continuous improvement across their digital operations. Trusted by nearly half of both the Fortune 500 and the Forbes AI 50, as well as approximately two-thirds of the Fortune 100, PagerDuty is essential for delivering always-on digital experiences to modern businesses. Learn more and try it for free at www.pagerduty.com.

The PagerDuty Operations Cloud

The PagerDuty Operations Cloud is an AI-powered platform that automates and orchestrates the entire incident management lifecycle—from detection to resolution, providing resilience at scale. Designed for mission-critical operations, the platform empowers teams to identify and diagnose disruptions in real time, mobilize the right teams to quickly streamline workflows to solve digital issues before they become incidents. The PagerDuty Operations Cloud is essential for delivering flawless, always-on digital experiences that organizations and consumers expect today.

Investor Relations Contact:
Tony Righetti
investor@pagerduty.com

Media Contact:
Debbie O'Brien
media@pagerduty.com

SOURCE PagerDuty
Source: PagerDuty, Inc.

PAGERDUTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended April 30,
	2025	2024
Revenue	$119,805	$111,172
Cost of revenue(1)	19,184	19,343
Gross profit	100,621	91,829

Operating expenses:
Research and development(1)	34,048	37,523
Sales and marketing(1)	50,045	48,499
General and administrative(1)	26,855	27,540
Total operating expenses	110,948	113,562
Loss from operations	(10,327)	(21,733)

Interest income	6,011	6,980
Interest expense	(2,364)	(2,148)
Other income (expense), net	114	(251)
Loss before provision for income taxes	(6,566)	(17,152)
Provision for income taxes	813	193
Net loss	$(7,379)	$(17,345)
Net loss attributable to redeemable non-controlling interest	(217)	(206)
Net loss attributable to PagerDuty, Inc.	$(7,162)	$(17,139)
Less: Adjustment attributable to redeemable non-controlling interest	(665)	6,917
Net loss attributable to PagerDuty, Inc. common stockholders	$(6,497)	$(24,056)

Weighted average shares used in calculating net loss per share, basic and diluted	91,374	92,876
Net loss per share, basic and diluted, attributable to PagerDuty, Inc. common stockholders	$(0.07)	$(0.26)

(1) Includes stock-based compensation expense as follows:

	Three months ended April 30,
	2025	2024
Cost of revenue	$1,097	$1,756
Research and development	9,840	11,222
Sales and marketing	6,219	7,947
General and administrative	8,597	12,015
Total	$25,753	$32,940

PAGERDUTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$371,828	$346,460
Investments	225,286	224,366
Accounts receivable, net of allowance for credit losses of $1,106 and $1,103 as of April 30, 2025 and January 31, 2025, respectively	79,655	107,350
Deferred contract costs, current	19,321	19,787
Prepaid expenses and other current assets	17,201	13,757
Total current assets	713,291	711,720
Property and equipment, net	21,931	21,335
Deferred contract costs, non-current	24,846	25,279
Lease right-of-use assets	6,427	6,806
Goodwill	137,401	137,401
Intangible assets, net	18,959	20,865
Other assets	3,943	3,860
Total assets	$926,798	$927,266

Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$7,771	$7,329
Accrued expenses and other current liabilities	18,505	20,322
Accrued compensation	29,276	37,505
Deferred revenue, current	237,076	243,269
Lease liabilities, current	3,584	3,307
Convertible senior notes, net, current	57,500	57,426
Total current liabilities	353,712	369,158
Convertible senior notes, net, non-current	393,866	393,282
Deferred revenue, non-current	2,636	2,483
Lease liabilities, non-current	8,675	9,637
Other liabilities	4,917	4,661
Total liabilities	763,806	779,221

Redeemable non-controlling interest	17,335	18,217

Stockholders' equity
Common stock	—	—
Additional paid-in capital	748,331	725,483
Accumulated other comprehensive loss	(342)	(485)
Accumulated deficit	(602,332)	(595,170)
Total stockholders’ equity	145,657	129,828
Total liabilities, redeemable non-controlling interest, and stockholders' equity	$926,798	$927,266

PAGERDUTY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended April 30,
	2025	2024
Cash flows from operating activities:
Net loss attributable to PagerDuty, Inc. common stockholders	$(6,497)	$(24,056)
Net loss and adjustment attributable to redeemable non-controlling interest	(882)	6,711
Net loss	(7,379)	(17,345)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,962	5,292
Amortization of deferred contract costs	5,514	5,279
Amortization of debt issuance costs	677	608
Stock-based compensation	25,753	32,940
Non-cash lease expense	379	846
Other	(811)	(1,302)
Changes in operating assets and liabilities:
Accounts receivable	27,610	22,716
Deferred contract costs	(4,579)	(4,805)
Prepaid expenses and other assets	(3,316)	(4,813)
Accounts payable	103	268
Accrued expenses and other liabilities	(1,811)	(3,435)
Accrued compensation	(8,336)	(1,667)
Deferred revenue	(6,411)	(4,423)
Lease liabilities	(685)	(1,512)
Net cash provided by operating activities	30,670	28,647
Cash flows from investing activities:
Purchases of property and equipment	(441)	(457)
Capitalized software costs	(1,243)	(1,092)
Purchases of available-for-sale investments	(44,148)	(50,065)
Proceeds from maturities of available-for-sale investments	44,400	46,556
Proceeds from sales of available-for-sale investments	—	2,237
Purchases of non-marketable equity investments	(250)	—
Net cash used in investing activities	(1,682)	(2,821)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	3,602	291
Employee payroll taxes paid related to net share settlement of restricted stock units	(7,557)	(6,552)
Net cash used in financing activities	(3,955)	(6,261)
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	335	(115)
Net change in cash, cash equivalents, and restricted cash	25,368	19,450
Cash, cash equivalents, and restricted cash at beginning of period	348,328	366,667
Cash, cash equivalents, and restricted cash at end of period	$373,696	$386,117

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income attributable to PagerDuty, Inc. common stockholders, non-GAAP net income per share attributable to PagerDuty, Inc. common stockholders, free cash flow, and free cash flow margin.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

Specifically, PagerDuty excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Stock-based compensation: PagerDuty utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer taxes related to employee stock transactions: PagerDuty views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond PagerDuty’s control. As a result, employer taxes related to employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of acquired intangible assets: PagerDuty views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-related expenses: PagerDuty views acquisition-related expenses, such as transaction costs, acquisition-related retention payments, and acquisition-related asset impairment, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Amortization of debt issuance costs: The imputed interest rates of the Company's convertible senior notes (the "2025 Notes" and the "2028 Notes" or, collectively, the "Notes") was approximately 1.91% for the 2025 Notes and 2.13% for the 2028 Notes. This is a result of the debt issuance costs, which reduce the carrying value of the convertible debt instruments. The debt issuance costs are amortized as interest expense. The expense for the amortization of the debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.

Restructuring costs: PagerDuty views restructuring costs, such as employee severance-related costs and real estate impairment costs, as events that are not necessarily reflective of operational performance during a period. In particular, PagerDuty believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Shareholder matters: PagerDuty views certain charges, including third-party legal, consulting, and advisory fees, related to shareholder activity that are outside of the ordinary course of our business and expenses related to a cooperation agreement as events that are not necessarily reflective of operational performance during a period. PagerDuty believes that such charges do not have a direct correlation to the operations of the Company’s business and may vary in size depending on the timing, results, and resolution of such shareholder matters. The consideration of measures that exclude such expenses can assist in the comparison of operational performance in periods which may or may not include such expenses.

Adjustment attributable to redeemable non-controlling interest: PagerDuty adjusts the value of redeemable non-controlling interest of its joint venture PagerDuty K.K. according to the operating agreement. PagerDuty believes this adjustment is not reflective of operational performance during a period and exclusion of such adjustments can assist in comparison of operational performance in different periods.

Income tax effects and adjustments: Based on PagerDuty's financial outlook for fiscal 2026, PagerDuty is utilizing a projected non-GAAP tax rate of 22%. PagerDuty uses a projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the impact of non-recurring and period specific items, which can vary in size and frequency. PagerDuty's estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that PagerDuty believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events.

Non-GAAP gross profit and non-GAAP gross margin

We define non-GAAP gross profit as gross profit excluding the following expenses typically included in cost of revenue: stock-based compensation expense, employer taxes related to employee stock transactions, and amortization of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

Non-GAAP operating expenses

We define non-GAAP operating expenses as operating expenses excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs, acquisition-related retention payments, and asset impairment, restructuring costs, and shareholder matters which are not necessarily reflective of operational performance during a given period.

Non-GAAP operating income and non-GAAP operating margin

We define non-GAAP operating income as loss from operations excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs, acquisition-related retention payments, and asset impairment, restructuring costs, and shareholder matters which are not necessarily reflective of operational performance during a given period. We define non-GAAP operating margin as non-GAAP operating income as a percentage of revenue.

Non-GAAP net income attributable to PagerDuty, Inc. common stockholders

We define non-GAAP net income attributable to PagerDuty, Inc. common stockholders as net loss attributable to PagerDuty, Inc. common stockholders excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of debt issuance costs, amortization of acquired intangible assets, acquisition-related expenses, which include transaction costs, acquisition-related retention payments and asset impairment, restructuring costs, shareholder matters, adjustment attributable to redeemable non-controlling interest, and income tax adjustments, which are not necessarily reflective of operational performance during a given period.

Non-GAAP net income per share, basic and diluted

We define non-GAAP net income per share, basic as non-GAAP net income attributable to PagerDuty, Inc. common stockholders divided by weighted average shares outstanding at the end of the reporting period. We define non-GAAP net income per share, diluted as non-GAAP net income attributable to PagerDuty, Inc. common stockholders divided by weighted average diluted shares outstanding at the end of the reporting period.

Free cash flow and free cash flow margin

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment and capitalization of internal-use software costs. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of non-GAAP financial measures to their most-comparable GAAP financial measures.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended April 30,
	2025	2024
Non-GAAP gross profit and non-GAAP gross margin
Gross profit	$100,621	$91,829
Add:
Stock-based compensation	1,097	1,756
Employer taxes related to employee stock transactions	38	44
Amortization of acquired intangible assets	1,273	2,407
Non-GAAP gross profit	$103,029	$96,036

Revenue	$119,805	$111,172
Gross Margin	84.0%	82.6%
Non-GAAP gross margin	86.0%	86.4%

Non-GAAP operating expenses
Research and development	$34,048	$37,523
Less:
Stock-based compensation	9,840	11,222
Employer taxes related to employee stock transactions	304	282
Acquisition-related expenses	228	295
Amortization of acquired intangible assets	—	87
Restructuring costs	1,373	—
Non-GAAP research and development	$22,303	$25,637

Sales and marketing	$50,045	$48,499
Less:
Stock-based compensation	6,219	7,947
Employer taxes related to employee stock transactions	182	190
Amortization of acquired intangible assets	633	632
Restructuring costs	2,210	—
Non-GAAP sales and marketing	$40,801	$39,730

General and administrative	$26,855	$27,540
Less:
Stock-based compensation	8,597	12,015
Employer taxes related to employee stock transactions	194	187
Acquisition-related expenses	—	(32)
Amortization of acquired intangible assets	—	22
Restructuring costs	228	8
Shareholder matters	2,270	—
Non-GAAP general and administrative	$15,566	$15,340

Note: Certain figures may not sum due to rounding.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended April 30,
	2025	2024
Non-GAAP operating income and non-GAAP operating margin
Loss from operations	$(10,327)	$(21,733)
Add:
Stock-based compensation	25,753	32,940
Employer taxes related to employee stock transactions	718	703
Amortization of acquired intangible assets	1,906	3,148
Acquisition-related expenses	228	263
Restructuring costs	3,811	8
Shareholder matters	2,270	—
Non-GAAP operating income	$24,359	$15,329

Revenue	$119,805	$111,172
Operating margin	(8.6)%	(19.5)%
Non-GAAP operating margin	20.3%	13.8%

Non-GAAP net income attributable to PagerDuty, Inc. common stockholders
Net loss attributable to PagerDuty, Inc. common stockholders	$(6,497)	$(24,056)
Add:
Stock-based compensation	25,753	32,940
Employer taxes related to employee stock transactions	718	703
Amortization of debt issuance costs	677	608
Amortization of acquired intangible assets	1,906	3,148
Acquisition-related expenses	228	263
Restructuring costs	3,811	8
Shareholder matters	2,270	—
Adjustment attributable to redeemable non-controlling interest	(665)	6,917
Income tax effects and adjustments	(5,522)	(4,526)
Non-GAAP net income attributable to PagerDuty, Inc. common stockholders	$22,679	$16,005

Non-GAAP net income per share, basic
Net loss per share, basic, attributable to PagerDuty, Inc. common stockholders	$(0.07)	$(0.26)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.32	0.43
Non-GAAP net income per share, basic, attributable to PagerDuty, Inc. common stockholders	$0.25	$0.17

Non-GAAP net income per share, diluted
Net loss per share, diluted, attributable to PagerDuty, Inc. common stockholders	$(0.07)	$(0.26)
Non-GAAP adjustments to net loss attributable to PagerDuty, Inc. common stockholders	0.31	0.43
Non-GAAP net income per share, diluted, attributable to PagerDuty, Inc. common stockholders	$0.24	$0.17

Weighted-average shares used in calculating net loss per share, basic and diluted	91,374	92,876

Weighted-average shares used in calculating non-GAAP net income per share
Basic	91,374	92,876
Diluted	93,656	96,104
Note: Certain figures may not sum due to rounding.

PAGERDUTY, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except percentages)
(unaudited)

	Three months ended April 30,
	2025	2024
Free cash flow and free cash flow margin
Net cash provided by operating activities	$30,670	$28,647
Purchases of property and equipment	(441)	(457)
Capitalization of software costs	(1,243)	(1,092)
Free cash flow	$28,986	$27,098
Net cash used in investing activities	$(1,682)	$(2,821)
Net cash used in financing activities	$(3,955)	$(6,261)

Revenue	$119,805	$111,172
Operating cash flow margin	25.6%	25.8%
Free cash flow margin	24.2%	24.4%